INTERNET HOLDINGS, INC.
                                16 CURZON STREET
                         LONDON, UNITED KINGDOM W1Y 7FF

                           --------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 28, 2000

                       ----------------------------------

To the Shareholders
of Internet Holdings, Inc.

     The 2000 Annual Meeting of Internet Holdings, Inc. (the "Company") will be held at The Sky Club, 200 Park Avenue, 56th Floor, New York, New York, on September 28, 2000 at 10:30 a.m., local time, to consider and act upon the following matters:

     1. The election of nine (9) directors to serve until their successors have been elected and qualified.

     2. The ratification of the appointment of Arthur Andersen LLP as independent auditors for the Company for the year ending December 31, 2000.

     3. The approval of the proposed amendment to the Company's Certificate of Incorporation to change the Company's name to "HTTP Technology, Inc."

     4. The approval of the proposed amendment to the Company's Certificate of Incorporation to authorize action by written consent of shareholders without a meeting where the consenting holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting, at which all shares entitled to vote thereof were present and voted, had consented in writing to the action.

     5. To consider and approve the Company's 2000 Combined Incentive and Nonqualified Stock Option Plan.

     6. Such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only holders of record of common stock, par value $0.00l per share, of the Company at the close of business on August 14, 2000 the record date, are entitled to vote their shares at the Annual Meeting and any adjournment or postponement of the meeting. Each share of the Company's common stock will entitle its record holder to one vote on each matter put to a vote at the meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM WILL BE PRESENT AT THE ANNUAL MEETING.


                                         By Order of the Board of Directors,


                                         Stefan Allesch-Taylor,
                                         Chief Executive Officer
                                         and President


London, United Kingdom
September 18, 2000

                           PRELIMINARY PROXY STATEMENT

                            -------------------------

                                INTERNET HOLDINGS
                                16 CURZON STREET
                             LONDON, UNITED KINGDOM
                                     W1Y 7FF

                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 28, 2000


                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Internet Holdings, Inc., a Utah corporation, for use at the Company's Annual Meeting of Shareholders to be held at The Sky Club, 200 Park Avenue, 56th Floor, New York, New York, and at any adjournment thereof.

     This Proxy Statement and the enclosed form of proxy are first being sent or given to shareholders of the Company on or about September 18, 2000. The principal executive offices of the Company are located at 16 Curzon Street, London, United Kingdom W1Y 7FF.

PURPOSES OF MEETING

     The purposes of the meeting are to consider and act upon the following matters:

     1. The election of nine (9) directors to serve until their successors have been elected and qualified.

     2. The ratification of the appointment of Arthur Andersen LLP as independent auditors for the Company for the year ending December 31, 2000.

     3. The approval of the proposed amendment to the Company's Certificate of Incorporation to change the Company's name to "HTTP Technology, Inc."

     4. The approval of the proposed amendment to the Company's Certificate of Incorporation to authorize action by written consent of shareholders without a meeting where the consenting holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting, at which all shares entitled to vote thereof were present and voted, had consented in writing to the action.

     5. To consider and approve the Company's 2000 Combined Incentive and Nonqualified Stock Option Plan.

     6. Such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE; VOTE REQUIRED

     The Board of Directors has fixed the close of business on August 14, 2000 as the record date for determination of the Company's shareholders entitled to notice of and to vote at the Annual Meeting.

     As of the record date, there were 18,737,444 shares of the Company's common stock outstanding, the holders of which are entitled to vote at the Annual Meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding on the record date constitutes a quorum for the transaction of business at the meeting.

     As of the record date, the Company's directors and executive officers and their affiliates owned an aggregate of 7,318,000 outstanding shares of the Company's common stock, including shares issuable upon the exercise of vested employee stock options, or approximately 38% of the shares entitled to vote at the Annual Meeting.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, the directors, officers and employees of the Company may solicit proxies from shareholders by telephone, facsimile, other electronic means or in person. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

     Proxies in the accompanying form are solicited on behalf and at the direction of the Board of Directors. All shares of common stock represented by properly executed proxies will be voted at the meeting in accordance with the instructions made on the proxies, unless the proxies have previously been revoked.

     Regarding the election of directors in voting by proxy, shareholders may vote in favor of the election of all the nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees with respect to the other proposals to be voted upon, shareholders may vote in favor of the proposals, against the proposals or may abstain from voting. Shareholders should specify their choices on the enclosed form of proxy. If authority to vote a proxy has not been withheld and no instruction is indicated, the shares will be voted FOR the election of the nominees for the Board of Directors. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     A shareholder executing and returning a proxy has the power to revoke it before it is exercised, and may do so by delivering a subsequently signed and dated proxy or other written notice to the Company at any time prior to the vote at the meeting or by appearing at the meeting and voting in person the shares to which the proxy relates. Any written notice revoking a proxy should be sent to the Company, attention: Jason Forsyth. The mailing address of the Company's executive offices is 16 Curzon Street, London, United Kingdom W1Y 7FF.

     Directors will be elected by a plurality of the votes cast. Abstentions and broker non- votes will have no effect on the election of directors. The approval of the proposed amendments to the Company's Certificate of Incorporation will require the affirmative vote of the holders of a majority of the shares of common stock outstanding on the record date. Thus, abstentions and broker non-votes will have the same effect as a negative vote.


                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS

     All persons nominated for election to the Board of Directors at the Annual Meeting are currently serving as directors of the Company. The Company is not aware of any nominee who will be unable or will decline to serve as a director. If a nominee becomes unable or declines to serve, the enclosed proxy may be voted for a substitute nominee, if any, designated by the Board of Directors. The term of office of each person elected as a director will continue until the later of the next annual meeting of shareholders or until such time as his successor has been duly elected and qualified. Directors are elected by a plurality of votes cast. Assuming the presence of a quorum at the Annual Meeting, abstentions and non-votes, including proxies marked to withhold authority to vote, will have no effect on the outcome of the election.

     The Company's nominees for director are as follows:

Name                            Age           Position with Company            Serving Since
----                            ---           ---------------------            -------------
Stefan Allesch-Taylor           31            Chief Executive Officer,         December 22, 1999
                                              President and Director

Dr. Alexander Nill              31            Executive Vice President         May 12, 2000
                                              and Director

Jason E. Forsyth                30            Chief Financial Officer          March 31, 2000
                                              and Finance Director

Nicholas Thistleton             31            Director                         December 22, 1999


Sir Euan Calthorpe              34            Director                         December 22, 1999

Giorgio L. Laurenti             54            Director                         March 31, 2000

Martin Lechner                  31            Director                         May 12, 2000

Dr. Stefan Fleissner            36            Director                         May 12, 2000

Charles Schwab III              36            Director                         August 14, 2000

     Directors are elected in accordance with the Company's by-laws to serve until the next annual shareholders meeting and until their successors are duly elected in their stead. The Company does not currently pay compensation to directors for services in that capacity. Officers are elected by the Board of Directors and hold office until their successors are chosen and qualified, until their death or until they resign or have been removed from office. All corporate officers serve at the discretion of the Board of Directors. There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

     Stefan Allesch-Taylor has served as the Company's President, Chief Executive Officer and as a director since December 22, 1999. Mr. Allesch-Taylor was the principal architect of the Company's divisional strategy. Mr. Allesch-Taylor is also Chairman of the Board of STG Holdings PLC, a major shareholder of the Company. Mr. Allesch-Taylor began his career as a stockbroker, becoming a Registered Representative of the London Stock Exchange in 1988. He has considerable commercial experience having served as a director of a wide variety of companies over the last 7 years. In April 1997, he was appointed Chief Executive of Worthing Premier Property PLC, a property investment company. The company name was changed to STG Holdings PLC and a new Board of Directors was appointed. Mr. Allesch-Taylor was made Chairman of the Board and has implemented a new strategy to move the company operations from the real estate sector to the investment sector. He continues to serve on the Boards of a number of companies in a non-executive capacity.

     Dr. Alexander Nill has served as the Company's Executive Vice President and as a director since May 12, 2000. Dr. Nill has 5 years of experience in private equity investment in the Internet and technology sectors. Between 1990 and 1996, Dr. Nill achieved a BA from Maximilian University, an MBA from the European University in Munich, and a PhD in Economics from Oxford University. In 1996, Dr. Nill joined Sparta Beteiligungen AG where he built up and headed the private equity division. He was appointed to the Board of Directors in 1997. In 1999, Dr. Nill became President and Chief Executive Officer of Sparta UK Ltd in London. Dr. Nill is the Chairman of the advisory board for Red Cube AG and Vice Chairman of the advisory board for IQ Capital AG.

     Jason Forsyth has served as the Company's Chief Financial Officer since February 9, 1999 and as a director since March 22, 2000. Mr. Forsyth has eight years of experience in accounting and finance in both Europe and the United States. He has worked in a variety of industries including software, telephony and consumer products. He has extensive commercial and corporate strategy experience and has been involved in corporate finance, seed financing, working capital fund raising and mezzanine financing. From 1997 to 1998, Mr. Forsyth implemented statistical forecasting mechanisms to reduce overheads and improve sales planning for LA Cellular (AT&T Wireless). Mr. Forsyth has specialized in advising both start-up companies and more established businesses throughout the United States, Europe, and the Middle East. His most recent projects have focused exclusively on Internet and Internet-related enterprises. Mr. Forsyth has passed the Certified Management Accountant (CMA), Certified Financial Manager (CFM) and Certified Public Accountant (CPA) examinations. He gained a BSc (Honors) in Accountancy and Economics from Southampton University, England.

     Nicholas Thistleton has served as a director of the Company since December 22, 1999. He is also a member of the Company's Stock Option Committee and Audit Committee. Mr. Thistleton has been a technology consultant and analyst for 6 years. His project work for Spectrum Strategy Consultants between 1994 and 1997 included strategic reviews of various telecommunications, pay-TV and Internet markets in Europe and Asia for a series of large clients, and he was involved in tracking closely the development and impact of the Internet from its earliest years. More recently he has advised a number of UK Internet start-ups on product strategy, site design and implementation during the early phases. In addition, he has acted as technology advisor to STG Holdings PLC since 1997. Mr. Thistleton was a scholar at Winchester College and gained an MA (Honors) in French and Russian from Oxford University.

     Sir Euan Calthorpe has served as a director of the Company since December 22, 1999. He is also a member of the Company's Stock Option Committee and Audit Committee. He has been the principal of the private Calthorpe Estates group of companies for over 10 years. The core activity of this substantive group is real estate investment and development, spanning a wide variety of assets from leisure to retail shopping centers and serviced offices. Utilizing significant financial and management expertise, the Group has diversified investments in publishing, e- commerce and B2B information technology companies. These investments have included a number of successful Internet and telecommunications companies. He is a highly experienced private investor and has worked with a wide range of companies from start-ups to established public companies. He leads a team of professionals from offices in the United Kingdom and has a broad network of business connections both in Europe and the United States.

     Giorgio Laurenti has served as a director of the Company since March 31, 2000. Mr. Laurenti has extensive commercial experience, having served in senior management roles at Revlon for the last twelve years. He has served as President of Revlon France and Euro International since October 1999 and President of Revlon Euro International since February 1999. He was President of International Business Development at Mac Andrews & Forbes, Revlon's parent company, with the responsibility of overseeing International Mergers and Acquisitions and Development. Prior to joining Revlon, Mr. Laurenti owned OTIC, a real estate and property development company from 1977 to 1988. He served as Chief Executive Officer of Coricama, a manufacturer of high precision surgical instruments, scissors and metal, where he was responsible for U.S. and International Development.

     Martin Lechner has served as a director of the Company since May 12, 2000. Mr. Lechner is a Co-Founder of IQ Capital AG and Executive Board Member of IQ Capital SGA in Zurich. He has extensive investment banking and fund management experience with Dresdner Kleinwort

Benson (Frankfurt), Keppler Asset Management (New York), and Foreign & Colonial (London). Mr. Lechner received his degree as Dipl. Kfm. in Economics at the University of Passau. He currently serves on the Supervisory Board of several U.S. and European growth companies including TopTier Software (San Jose) and Open Mind Systems (Basel).

     Dr. Stefan Fleissner has served as a director of the Company since May 12, 2000. He is also a member of the Company's Stock Option Committee and Audit Committee. In 1991, Dr. Fleissner founded IMAGES Communications and New Media AG, an Internet and multimedia design agency. He served as Chief Executive Officer, focusing mainly on strategic planning, brand marketing and investor relations. In 1999, he became an Executive Board member of IQ Capital AG with responsibilities for equity management, e-commerce and corporate planning. Dr. Fleissner is a director of IQ Capital Asia PLC in Singapore and a member of the advisory board of Internet-schule.com in Munich. He has an honors degree in business management from Munich University and a doctorate in Economics from Innsbruck University.

     Charles Schwab, Jr. is a manager and member of Kensington Value Fund LLC, a private family financed investment vehicle ("KVF"). KVF focuses on financing visionary entrepreneurs developing innovative ideas. KVF's Investments include all aspects of the electronic economy and technology. KVF has over 20 companies invested in its portfolio. Mr. Schwab has been managing capital for over 10 years for both domestic and international clients. He spent over four years from 1990 through 1994 with Banque Paribas in their London and New York office managing the Banks proprietary capital. KVF began operations in late 1994. Mr. Schwab earned a BA in economics and history from Northwestern University and an MBA in accounting and finance from the University of Chicago Graduate School of Business. He currently serves on several Boards, including Integration Associates, which designs custom analog ASIC solutions, and cMore Medical Solutions, a software developer of medical procedures.


             The Board of Directors recommends that the shareholders
                 vote FOR election of the nominees named above.

Key Employees

     Other key employees of the Company not serving as directors include the following:

     Robert Boot has served as Executive Chairman and Financial Director of Radical Technology PLC since 1998. Mr. Boot qualified as a chartered accountant in 1971 and has over 25 years of commercial experience. In 1976, he became Finance Director of The ABS Group which included companies involved in the development of computer software for major industries. In 1978, he became Managing Director and fulfilled both roles until 1985 when he was appointed Group Finance Director and Company Secretary of The MDA Group PLC, a leading international construction consultancy. MDA was at the forefront of computer systems development within its sector through its subsidiary MDA Computing Limited. In 1990, Mr. Boot was appointed Chief Executive Officer of The MDA Group PLC and served in this position until 1997. During his time with MDA, he was involved in acquisitions, mergers and disposals of companies across the globe. Mr. Boot is a member of the Bank of England's South Business Panel and the London Business Forum.

     Julian Burns has served as Managing Director and Commercial Director of Radical Technology PLC since 1998. He has 20 years of experience in the software industry, with the last 13 years in commercial software development companies. He began his career in a variety of development and system support roles for Nat West Bank (1979-84) and the Woolwich Building Society (1984-1986). In 1986, he moved to CMG, where he served in various capacities from analyst programmer to international project manager, with a 2-year stint in a full- time sales role. In 1994, Mr. Burns joined banking systems supplier Tenemos where he helped to establish a new professional services division. In 1995, he was recruited to MDA Computing Limited to bring in commercial project management expertise. He later became Projects Director, responsible for project delivery across the company, and then Managing Director prior to the management buy-out which lead to the creation and launch of Radical Technology PLC.

     Philip Roberts has served as a director of Radical Technology PLC since 1998. He joined MDA Computing Limited (then Oldacres Computers Limited) in 1971, starting as a trainee computer operator and going on to fill roles as programmer, system analyst, business analyst and software designer. Mr. Roberts was instrumental in managing the company's move from mainframes to personal computers in the early 1980s and the resulting redevelopment of all their systems for 'in-house' PC networks. He led the programming team and was involved in hardware supply, network set-up and direct customer contact. In 1984, Mr. Roberts led the MDA Computing Limited team which won the Building Innovation Award for linking a Bill of Quantities system with a computer-aided design system for Mobil Oil. In 1988, he was appointed as a director of MDA Computing Limited. Mr. Roberts is experienced in a range of programming languages and has been involved in project management and system design and support for over 140 clients including large corporations, local authorities, small businesses and overseas companies.

     Benno Engel started his career at Hennecke & Partner, where he conducted a program of European market research for ICI and traded in intangible assets. In 1994, he was appointed as managing director of Engel KG, a real estate management company where he was responsible for the day-to-day running of the company. In 1998, he went on to work as a consultant to IQ- Capital AG, where he advised on the European inception of U.S. technology companies, and Ferman Holding AG, where he raised venture capital for European and U.S. technology companies. He later co-founded Core Ventures BVI. Mr. Engel has a diploma in Business Management and is bilingual in English and German.

     Istvan Kovach has been appointed to serve as President and Chief Executive Officer of HTTP Communications Limited, a division of the Company. Mr. Kovach started his career at the Ministry of Transport and Communications in Hungary and the Hungarian Telecom Company after graduating in Telecommunications Engineering and Economics in 1982. In 1988, he joined the Intersputnik Organisation in Moscow as an expert in the technical development department. In 1991, he became director of the financial and legal department where he was responsible for planning and contracting, and introduced Western accounting and financial standards. In 1995, Mr. Kovach was appointed Deputy Director General. He raised funds for 4 new satellites, initiated and completed the Intersputnik-8 project, and was responsible for the marketing and operation of an 8-satellite fleet. In 1998, he became Executive Vice- President and Chief Operating Officer of Lockheed Martin Intersputnik Limited after its formation, and then Vice President Central-Eastern Europe of Lockheed Martin Global Telecom in 1999. Mr. Kovach is co-chairman of the international non-profit organisation Telekomforum, and a member of the International Telecommunication Academy and the International Satellite Professional Society.

     Alexander Grous has served as Vice President of HTTP Communications Limited, a division of the Company, since May 2000. Mr. Grous brings over a decade of experience in international telecommunications, Internet and e-commerce. He began his career in 1983 in Publishing and Multimedia while gaining a Bachelor of Economics Degree. In 1990, Mr. Grous joined Telstra's Mobile Group in Melbourne, Australia as a key member of the senior management team that launched its GSM service. In 1994, Mr. Grous spent a short period with Pepsico Australia in a planning and development role for Asia Pacific and South Africa. In 1995, he became General Manager of Westel Wireless in Perth where he grew the business internationally. In 1996, Mr. Grous was brought to Spectrum Network Systems in Sydney to turn around its Mobile Division, making it one of the fastest growing national Service Providers in Australia. In early 1997, Mr. Grous joined Lockheed Martin Global Telecommunications in London, and became Managing Director for Europe and Central Eastern Europe across telecommunications, satellite, and e-commerce. Mr. Grous has an MBA, Master of Commerce, and Master of Arts-Technology.

     Oliver Krause has served as a Director of HTTP Communications Limited, a division of the Company, since May 20, 2000. Mr. Krause started his career working for CarnaudMetalbox SA in Paris. In 1994, he joined Schmalbach-Lubeca AG as a strategic planning analyst in Chicago where he set up joint ventures in Asia and South America. He returned to the head office in Germany in 1996, where his roles went on to include public relations, corporate control and Special Projects. In May 1999, he was appointed as the company's marketing director for Europe and Asia. He later co-founded Core Ventures BVI. Mr. Krause gained a diploma in Business Administration from the European Business School, and is bilingual in English and German.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. Each such person and entity has filed a Form 3 with the Commission. However, each such person and entity did not file such form on a timely basis as required by section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the most recent fiscal year.

COMMITTEES ON THE BOARD

     The Board of Directors has established a Stock Option Committee, composed of Sir Euan Calthorpe, Nicholas Thistleton and Dr. Stefan Fleissner who are responsible for administering the Company's 2000 Combined Incentive and Nonqualified Stock Option Plan. The members of the Stock Option Committee are no longer eligible to participate in the Stock Option Plan and qualify as disinterested persons for purposes of Rule 16b-3(c)(2)(i) of the Exchange Act. The Stock Option Committee did not hold a meeting in the last fiscal year.

     The Board of Directors has also established an Audit Committee, also composed of Sir Calthorpe, Mr. Thistleton and Dr. Fleissner. The Audit Committee is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent auditors as well as review accounting and control procedures and policies. The Audit Committee held its first meeting on May 12, 2000 to adopt its written charter. The Audit Committee has not met with the independent auditors to discuss the matters required to be discussed by SAS 61, as may be modified or supplemented, and have not received written disclosures and letters from the independent auditors required by Independence Standards.

EXECUTIVE COMPENSATION

     The officers and directors of Internet Holdings did not receive compensation for services rendered in 1999.

     Commencing on or after March 2000, we have begun to award annual salaries to certain executive officers and directors of Internet Holdings as follows:

Name                             Annual Salary
----                             -------------

Stefan Allesch-Taylor            $202,620

Dr. Alexander Nill               $50,000

Jason E. Forsyth                 $122,808

Nicholas Thistleton              35,000 British Pounds


Options Granted

     The following table sets forth information with respect to stock options granted to our executive officers under the 2000 Combined Incentive and Nonqualified Stock Option Plan.

     The options have an exercise price of $12.50 per share and expire on May 25, 2008. The percentage of total options granted to employees is based on an aggregate of 1,168,000 options granted.

                                 Number of Securities       Percentage of Total
                                 Underlying Options         Options Granted to
Name                             Granted                    Employees
----                             -------                    ---------

Stefan Allesch-Taylor            300,000                    26%

Dr. Alexander Nill               300,000                    26%

Jason E. Forsyth                 200,000                    17%

Giorgio L. Laurenti              100,000                    9%

Martin Lechner                   100,000                    9%


Employment Agreements

     To date, we have not entered into employment agreements with our executive officers. However, it is anticipated that we will enter into such employment agreements with our executive officers awarding the salaries set forth above and other forms of compensation.

                                 PROPOSAL NO.2:
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen LLP as the independent auditors of the Company for the current fiscal year. The selection is being submitted to the shareholders for ratification at the Annual Meeting; if the shareholders do not vote for ratification, the Board will reconsider such selection. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

     On June 26, 2000, the Company and its accountants, Callaghan Nawrocki LLP, mutually agreed that Callaghan Nawrocki LLP would terminate their relationship as the Company's auditors.

     The reports of Callaghan Nawrocki LLP on the Company's financial statements did not contain an adverse opinion or disclaimer and was not qualified as to audit scope or accounting principles. There were no disagreements, whether or not resolved, with Callaghan Nawrocki LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter thereof in connection with its report. During the previous two fiscal years and through June 26, 2000, there were no "reportable events" as that term is defined in Item 304(a)(1)(iv) of Regulation S-B of the Securities Act. At the Company's request, Callaghan Nawrocki LLP furnished the Company with a letter addressed to the Commission, dated June 30, 2000, a copy of which has been filed as an exhibit to the Company's Current Report on Form 8-K dated June 30, 2000, pursuant to which Callaghan Nawrocki LLP agreed with the above terms.

     During the two previous fiscal years and through August 19, 1999, the Company did not consult with Arthur Anderson LLP on matters (i) regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements, or
(ii) which concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Regulation S-B, Item 304).

     Ratification of the selection of Arthur Andersen LLP requires the affirmative vote of at least a majority of the shares of the common stock voted at the Annual Meeting. Although the Company's Board of Directors is submitting the appointment of Arthur Andersen LLP for shareholder approval, it reserves the right to change the selection of Arthur Andersen LLP as auditors, at any time during the fiscal year, if it deems such change to be in the best interest of the Company, even after shareholder approval.

             The Board of Directors recommends that the shareholders
              vote FOR the ratification of Arthur Andersen LLP as
                  Independent Auditors for the Company for the
                      fiscal year ending December 31, 2000

                                 PROPOSAL NO. 3:
                               PROPOSED AMENDMENT
                        TO CHANGE THE NAME OF THE COMPANY

     The Board of Directors believes that changing the Company's name will reflect the Company's business as a technology development company.

     The Board of Directors has approved and recommends a vote for the adoption and approval of an amendment to the Company's Certificate of Incorporation to change the name of the Company from "Internet Holdings, Inc." to "HTTP Technology, Inc."

     Under the proposed amendment, Article I of the Certificate of Incorporation of the Company would be amended to read as follows:

     Article I - Corporate Name. The name of the Corporation is HTTP Technology, Inc.

     The approval of the proposed amendment will require the affirmative vote of the holders of a majority of the shares of common stock voted at the Annual Meeting.

     If approved by the shareholders at the Annual Meeting, the proposed amendment will become effective upon the filing of the Certificate of Amendment of the Company's Certificate of Incorporation with the Utah Secretary of State.

             The Board of Directors recommends that the shareholders
               vote FOR the adoption and approval of an amendment
                to the Company's certificate of incorporation to
                       change the name of the Company from
                          "Internet Holdings, Inc." to
                             "HTTP Technology, Inc."

                                 PROPOSAL NO. 4:
          PROPOSED AMENDMENT TO AUTHORIZE ACTION BY WRITTEN CONSENT OF
         SHAREHOLDERS WITHOUT A MEETING WHERE THE CONSENTING HOLDERS OF

          OUTSTANDING SHARES HAVING NOT LESS THAN THE MINIMUM NUMBER OF VOTES THAT WOULD BE NECESSARY TO AUTHORIZE OR TAKE THE ACTION AT A MEETING, AT WHICH ALL THE SHARES ENTITLED TO VOTE THEREOF WERE
           PRESENT AND VOTED, HAD CONSENTED IN WRITING TO THE ACTION.

     The Board of Directors has approved and recommends a vote for the adoption and approval of an amendment to the Company's Certificate of Incorporation to allow the Company to take advantage of the provisions of the Utah Revised Business Corporation Act respecting the taking of action by written consent of shareholders without a meeting where the consenting holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting, at which all shares entitled to vote thereof were present and voted, had consented in writing to the action.

     Under the proposed amendment, the Certificate of Incorporation of the Company would be amended by adding the following article:

     Article XI - Shareholder Action Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more consents in writing, setting forth the action, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. If written consents of less than all the shareholders have been obtained, notice of such shareholder approval by written consent shall be given at least (10) days before the consummation of the action authorized by such written consent to those shareholders entitled to vote who have not consented in writing and to non-voting shareholders. Such notice shall contain or be accompanied by the same type of material that would have been required if a formal meeting had been called to consider the action. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

     The approval of the proposed amendment will require the affirmative vote of the holders of a majority of the shares of common stock voted at the Annual Meeting.

     If approved by the shareholders at the Annual Meeting, the proposed amendment will become effective upon the filing of the Certificate of Amendment of the Company's Certificate of Incorporation with the Utah Secretary of State.

      The Board of Directors recommends that the shareholders vote FOR the adoption and approval of an amendment to the Company's certificate of incorporation to authorize action by written consent of shareholders without a meeting where the consenting holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting, at which all the shares entitled to vote thereof were present, and voted, had consented in writing to the action.

                                 PROPOSAL NO. 5
              ADOPTION AND APPROVAL OF 2000 COMBINED INCENTIVE AND
                         NONQUALIFIED STOCK OPTION PLAN

     The Board of Directors has approved and recommends a vote for the adoption and approval of the 2000 Combined Incentive and Nonqualified Stock Option Plan (the "Plan"), a copy of which is annexed hereto as Exhibit A.

     Options constitute a significant portion of the overall compensation of the Company's employees, including its executive officers. The Board of Directors believes that the Company will derive substantial benefits from the Plan and that it will help attract and retain key executives by enabling the Company to offer competitive compensation packages. The Company also believes that awarding such equity compensation benefits will align the interests of directors, executive officers and other employees with the interests of the shareholders.

     The Plan provides for the grant of options which may be designated as (i) "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) nonqualified stock options. The Company's directors, officers, employees, consultants and advisors, or any subsidiaries of the Company now existing or hereafter formed or acquired, as determined by the Board of Directors or the Stock Option Committee, are eligible to participate in the Plan. Shares of the Company's common stock may be granted under the Plan. Subject to certain adjustments, the maximum number of shares which may be issued under the Plan shall not exceed 2,500,000 shares of common stock.

     The Company's directors, officers, employees, consultants and advisors, or any subsidiaries of the Company now existing or hereafter formed or acquired, as determined by the Stock Option Committee or the Board of Directors, are eligible to participate in the Plan. Shares of the Company's common stock may be granted under the Plan. Subject to certain adjustments, the maximum number of shares which may be issued under the Plan shall not exceed 2,500,000 shares of common stock.

     The Plan is presently administered by the Stock Option Committee. See COMMITTEES ON THE BOARD. The Stock Option Committee or the Board of Directors (hereinafter, the "Plan Administrator") may amend the Plan as desired without further action by the shareholders except as required by applicable law or as provided under the Plan. The Plan will continue to be in effect until May 3, 2010.

     The consideration for each award under the Plan has been established by the Plan Administrator, and will continue to be established by the Plan Administrator, but in no event will the option price for incentive stock options be less than the fair market value of a share of common stock on the date of grant or 110% with respect to optionees who own at least 10% of the outstanding common stock. Nonqualified options will have an option price to be determined by the Plan Administrator, not less than the fair market value of the common stock on the date the option is granted. The Plan Administrator has the authority to determine the time or times at which incentive stock options granted under the Plan become exercisable, provided that the options expire no later than ten years from the date of grant or five years with respect to optionees who own at least 10% of the outstanding common stock. Incentive and nonqualified stock options may be exercised only by an employee while employed by the Company or within 3 months after the effective date of such termination of employment, within one year for termination resulting from disability or death.

     Unless otherwise determined by the Plan Administrator and subject to certain conditions provided in the Plan, the exercisability of options outstanding under the Plan may accelerate upon a change in control of the Company, which includes but is not limited to the merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company, regardless of whether the options are assumed or new options are issued by the successor corporation.

     As of the record date, the Company had nonqualified options outstanding for the purchase of 1,168,000 shares of common stock under the Plan. These options have an exercise price of $12.50 per share, and are held by approximately 9 individuals, all of whom are officers and directors of the Company. See "EXECUTIVE COMPENSATION."

     The approval of the Plan will require the affirmative vote of the holders of a majority of the shares of common stock voted at the Annual Meeting.

             The Board of Directors recommends that the shareholders
                   vote FOR the approval of the 2000 Combined
                        Incentive and Nonqualified Stock
                                   Option Plan

                           PRINCIPAL SHAREHOLDERS AND
                          SHARE OWNERSHIP BY MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of the record date, by:

o each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock;

o each person serving as a director or nominated for election as a director of the Company; each person serving as an executive officer of the Company; and

o    all executive officers and directors of the Company as a group.

     Beneficial ownership is determined in accordance with the rules of the Commission. In general, a person who has voting power and/or investment power with respect to securities is treated as a beneficial owner of those securities. For purposes of this table, shares subject to outstanding warrants and options exercisable within 60 days of the record date are considered as beneficially owned by the person holding such securities. To our knowledge, except as set forth in this table, we believe that the persons named in this table have sole voting and investment power with respect to the shares shown. Except as otherwise indicated, the address of each of the directors, executive officers and 5% shareholders in this table is as follows: Internet Holdings, Inc., 16 Curzon Street, London, United Kingdom W1Y 7FF.

     Percentage beneficially owned is based upon 19,237,444 shares of common stock issued and outstanding as of the record date including 500,000 shares of common stock issuable upon the exercise of employee stock options granted under the 2000 Combined Incentive and Nonqualified Stock Option Plan which are exercisable within 60 days of the record date.

                                        Number of Shares          Percentage of Common
Name of Beneficial Owner                Beneficially Owned        Equity Beneficially Owned
------------------------                ------------------        -------------------------
Societe Privee, as Nominee(1)           6,000,000                 31.2%
   22 Grosvenor Street, London,
   United Kingdom W1X 9LF

STG Holdings PLC                        6,480,000                 33.7%
   16 Curzon Street, Mayfair,
   London, United Kingdom
   W1Y 7FF

T.H. Investments Ltd.                   2,160,000                 11.2%
   Suite 2B, Centre Plaza, Main
   Street, Gibraltar

Stefan Allesch-Taylor(2)                6,630,000                 34.5%

Dr. Alexander Nill(3)                   400,000                   2%
                                                                   *
Jason E. Forsyth(4)                     125,000

Nicholas Thistleton                     0                          *

Sir Euan Calthorpe(5)                   6,480,000                 33.7%

Giorgio L. Laurenti(6)                  110,000                    *

Martin Lechner(7)                       50,000                     *

Dr. Stefan Fleissner                    3,000                      *

Total Officers and Directors            7,318,000                 38%
as a Group

----------
* Less than 1%.

(1) Consists of the holdings of 78 individuals and corporate entities none of which: i) hold more than 3.6% of the issued and outstanding shares of the Company; and ii) is an officer, director or control person or is related to an officer, director, control person or an affiliate.

(2) Consists of 6,480,000 shares of common stock directly owned by STG Holdings PLC and 150,000 shares issuable upon the exercise of employee stock options within 60 days of the record date. As a significant shareholder and a director of STG, Mr. Allesch-Taylor may be deemed to control the investment and voting decisions with respect to the stock held by STG in the Company.

(3) Consists of 150,000 shares issuable upon the exercise of employee stock options within 60 days of the record date.

(4) Consists of 100,000 shares issuable upon the exercise of employee stock options within 60 days of the record date.

(5) Consists of 6,480,000 shares of common stock directly owned by STG Holdings PLC. As a significant shareholder and a director of STG, Sir Euan Calthorpe may be deemed to control the investment and voting decisions with respect to the stock held by STG in the Company.

(6) Consists of 50,000 shares issuable upon the exercise of employee stock options within 60 days of the record date.

(7) Consists of 50,000 shares issuable upon the exercise of employee stock options within 60 days of the record date.

                         INTEREST OF CERTAIN PERSONS IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

     The Company is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to offices.

                                  OTHER MATTERS

     Company management is not aware of any other business which may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain employees of the Company, who will receive no special compensation therefor, may solicit proxies in person or by telephone or electronic mail. No additional written materials besides the Proxy Statement have been authorized or will be employed in connection with the solicitation of proxies.

                     SHAREHOLDERS' PROPOSALS TO BE PRESENTED
              AT THE COMPANY'S NEXT ANNUAL MEETING OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 2001 pursuant to Rule 14a-8 under the Exchange Act must be received by the Company no later than December 31, 2000 to be considered for inclusion in the Company's proxy materials for that meeting. The proposal must be mailed to the Company's principal executive offices at 16 Curzon Street, London, United Kingdom W1Y 7FF, Attn: Jason Forsyth.

                   PROVISION OF CERTAIN ADDITIONAL INFORMATION

     A copy of our report on Form 10-KSB for the year ended December 31, 1999 has been included with this Proxy Statement.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        By: /s/ Stefan Allesch-Taylor
                                           -------------------------------------
                                           Stefan Allesch-Taylor,
                                           Chief Executive Officer and President